Exhibit 99.1

400 Centre Street, Newton, MA 02458-2076	tel: (617) 964-8389 fax: (617) 969-5730

FOR IMMEDIATE RELEASE	Contacts:
Timothy A. Bonang, Vice President, Investor Relations, or Carlynn Finn, Manager, Investor Relations.
(617) 796-8232
www.hptreit.com

Hospitality Properties Trust Announces 2010 Third Quarter Results

Newton, MA (November 8, 2010).  Hospitality Properties Trust (NYSE: HPT) today announced its operating results for the quarter and nine months ended September 30, 2010.

Results for the quarter ended September 30, 2010:

Funds from operations, or FFO, for the quarter ended September 30, 2010, were $101.1 million, or $0.82 per share, compared to FFO for the quarter ended September 30, 2009, of $91.1 million, or $0.77 per share.  A reconciliation of FFO to net income as reported under generally accepted accounting principles, or GAAP, appears on page 4 of this press release.

Net income available for common shareholders was $42.8 million, or $0.35 per share, for the quarter ended September 30, 2010, compared to $40.8 million, or $0.34 per share, for the same quarter last year.  Net income available for common shareholders for the quarter ended September 30, 2009, included a $11.2 million, or $0.09 per share, gain on extinguishment of debt.

The weighted average number of common shares outstanding totaled 123.4 million and 118.8 million for the quarters ended September 30, 2010 and 2009, respectively.

Results for the nine months ended September 30, 2010:

FFO for the nine months ended September 30, 2010, were $295.4 million, or $2.39 per share, compared to FFO for the nine months ended September 30, 2009, of $272.3 million, or $2.65 per share.  A reconciliation of FFO to net income as reported under GAAP appears on page 4 of this press release.

Net income available for common shareholders was $91.9 million, or $0.74 per share, for the nine months ended September 30, 2010, compared to $138.0 million, or $1.34 per share, for the same period last year.  Net income available for common shareholders for the nine months ended September 30, 2010, includes a $6.7 million, or $0.05 per share, loss on extinguishment of debt and a $16.4 million, or $0.13 per share, loss on asset impairment.  Net income available for common shareholders for the nine months ended September 30, 2009, included a $51.1 million, or $0.50 per share, gain on extinguishment of debt.

The weighted average number of common shares outstanding totaled 123.4 million and 102.8 million for the nine months ended September 30, 2010 and 2009, respectively.

Hotel Portfolio Performance:

For the quarter ended September 30, 2010 compared to the same period in 2009: revenue per available room, or RevPAR, increased by 6.7% to $66.54; average daily rate, or ADR, decreased 2.2% to $89.43; and occupancy increased 6.2 percentage points to 74.4%.

For the nine months ended September 30, 2010 compared to the same period in 2009: RevPAR increased by 2.2% to $63.79; ADR decreased 6.1% to $90.48; and occupancy increased 5.7 percentage points to 70.5%.

Tenants and Managers:

During the nine months ended September 30, 2010, all payments due to HPT under its hotel leases and management contracts were paid when due except for certain payments from Marriott International, Inc., or Marriott, and Barceló Crestline Corporation, or Crestline.

During the nine months ended September 30, 2010, the payments HPT received under its management contract with Marriott (Marriott No. 3 contract: 34 hotels which requires minimum returns to HPT of $44.2 million/year) and under its lease with Crestline (Marriott No. 4 contract: 19 hotels managed by Marriott which requires minimum rent to HPT of $28.5 million/year) were $11.3 million and $8.5 million, respectively, less than the minimum amounts contractually required.  HPT applied available security deposits to cover these shortfalls.  Also, during the period between September 30, 2010 and November 7, 2010, HPT did not receive payments to cure shortfalls for the minimum returns due under this Marriott management contract and the minimum rent due under this Crestline lease of $0.7 million and $0.2 million, respectively, and HPT applied the security deposits it holds to cover these amounts.  At November 7, 2010, the remaining balances of the security deposits for this Marriott management contract and this Crestline lease held by HPT were $15.0 million and $11.2 million, respectively.

At this time, HPT expects that Marriott will continue to pay HPT the net cash flows from operations of the hotels included in the defaulted contracts.  HPT believes the security deposits it holds from Marriott and from Crestline for these contracts will exceed the 2010 shortfall of the payments it expects to receive compared to the minimum payments due to HPT under these contracts. Other than applying the security deposits to cover the differences between the net cash flows received from operations of these hotels and the contractual minimum payments, HPT has not determined what additional actions, if any, it may take as a result of these defaults.

As of November 7, 2010, all other payments due to HPT from its hotel managers and hotel tenants under its operating agreements are current.  Similarly, all contractually required payments due HPT from TravelCenters of America LLC, or TA, for the two leases of travel centers by TA are current but TA continues to defer $5 million/month pursuant to the previously disclosed rent deferral agreement between TA and HPT.

Financing Activities:

On July 15, 2010, HPT redeemed $50 million of its 9.125% senior notes using borrowings under its revolving credit facility.

On September 15, 2010, HPT exercised its option to extend the maturity date of its revolving credit facility by one year to October 24, 2011, upon payment of a $1.1 million extension fee.

Common Dividend:

On October 13, 2010, HPT announced a regular quarterly common dividend of $0.45 per share ($1.80 per share per year) payable to shareholders of record on October 29, 2010; this dividend will be paid on or about November 23, 2010.

Conference Call:

On Monday, November 8, 2010, at 1:00 p.m. Eastern Time, John Murray, President, and Mark Kleifges, Chief Financial Officer, will host a conference call to discuss the results for the quarter and nine months ended September 30, 2010.  The conference call telephone number is (800) 230-1092.  Participants calling from outside the United States and Canada should dial (612) 333-4911.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through Monday, November 15, 2010.  To hear the replay, dial (800) 475-6701.  The replay pass code is 169588.

A live audio webcast of the conference call will also be available in a listen only mode on the company’s web site, which is located at www.hptreit.com.  Participants wanting to access the webcast should visit the company’s web site about five minutes before the call.  The archived webcast will be available for replay on HPT’s web site for about one week after the call. The recording and retransmission in any way of HPT’s third quarter conference call is strictly prohibited without the prior written consent of HPT.

Supplemental Data:

A copy of HPT’s Third Quarter 2010 Supplemental Operating and Financial Data is available for download at HPT’s web site, www.hptreit.com.  HPT’s website is not incorporated as part of this press release.

Hospitality Properties Trust is a real estate investment trust, or REIT, which owns 289 hotels and 185 travel centers located in 44 states, Puerto Rico and Canada. HPT is headquartered in Newton, MA.

Hospitality Properties Trust

CONSOLIDATED STATEMENTS OF INCOME AND FUNDS FROM OPERATIONS

(in thousands, except per share data)

(Unaudited)

		Three Months Ended September 30,		Nine Months Ended September 30,
		2010	2009	2010	2009
	Revenues:
	Hotel operating revenues (1)	$193,626	$184,595	$558,900	$547,507
	Rental income (1)(2)	81,695	75,136	241,774	223,862
	FF&E reserve income (3)	5,877	4,692	17,023	14,409
	Total revenues	281,198	264,423	817,697	785,778

	Expenses:
	Hotel operating expenses (1)	128,601	120,364	364,058	354,617
	Depreciation and amortization	57,997	61,311	179,260	184,244
	General and administrative	10,082	10,378	29,396	29,977
	Total expenses	196,680	192,053	572,714	568,838

	Operating income	84,518	72,370	244,983	216,940

	Interest income	33	28	216	98
	Interest expense (including amortization of deferred financing costs and debt discounts of $1,488, $2,354, $5,629 and $8,660, respectively)	(33,475)	(34,943)	(105,367)	(106,510)
	Gain (loss) on extinguishment of debt (4)	—	11,209	(6,720)	51,097
	Loss on asset impairment (5)	—	—	(16,384)	—
	Equity in earnings (losses) of an investee	34	(23)	(17)	(132)
	Income before income taxes	51,110	48,641	116,711	161,493
	Income tax expense	(878)	(375)	(2,404)	(1,124)

	Net income	50,232	48,266	114,307	160,369
	Preferred distributions	(7,470)	(7,470)	(22,410)	(22,410)
	Net income available for common shareholders	$42,762	$40,796	$91,897	$137,959

	Calculation of FFO (6):
	Net income available for common shareholders	$42,762	$40,796	$91,897	$137,959
Add:	Depreciation and amortization	57,997	61,311	179,260	184,244
	Deferred percentage rent (7)	375	180	1,163	1,163
	Loss on extinguishment of debt (4)	—	—	6,720	—
	Loss on asset impairment (5)	—	—	16,384	—
Less:	Gain on extinguishment of debt (4)	—	(11,209)	—	(51,097)
	Funds from operations (“FFO”)	$101,134	$91,078	$295,424	$272,269

	Weighted average common shares outstanding	123,399	118,780	123,389	102,796

	Per common share amounts:
	Net income available for common shareholders	$0.35	$0.34	$0.74	$1.34
	FFO (6)	$0.82	$0.77	$2.39	$2.65

See Notes on page 6

Hospitality Properties Trust

CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except share data)

(Unaudited)

	September 30,	December 31,
	2010	2009
ASSETS

Real estate properties, at cost:
Land	$1,377,108	$1,392,472
Buildings, improvements and equipment	4,987,426	5,074,660
	6,364,534	6,467,132
Accumulated depreciation	(1,316,278)	(1,260,624)
	5,048,256	5,206,508

Cash and cash equivalents	4,862	130,399
Restricted cash (FF&E reserve escrow)	66,781	25,083
Other assets, net	210,071	186,380
	$5,329,970	$5,548,370

LIABILITIES AND SHAREHOLDERS’ EQUITY

Revolving credit facility	$123,000	$—
Senior notes, net of discounts	1,885,973	1,934,818
Convertible senior notes, net of discounts	77,161	255,269
Mortgage payable	3,407	3,474
Security deposits	131,838	151,587
Accounts payable and other liabilities	76,796	103,678
Due to affiliate	11,320	2,859
Dividends payable	4,754	4,754
Total liabilities	2,314,249	2,456,439

Commitments and contingencies

Shareholders’ equity:
Preferred shares of beneficial interest; no par value; 100,000,000 shares authorized:
Series B preferred shares; 8 7/8% cumulative redeemable; 3,450,000 shares issued and outstanding, aggregate liquidation preference $86,250	83,306	83,306
Series C preferred shares; 7% cumulative redeemable; 12,700,000 shares issued and outstanding, aggregate liquidation preference $317,500	306,833	306,833
Common shares of beneficial interest, $0.01 par value; 150,000,000 shares authorized; 123,444,235 and 123,380,335 shares issued and outstanding, respectively	1,234	1,234
Additional paid in capital	3,462,169	3,462,209
Cumulative net income	2,135,469	2,021,162
Cumulative other comprehensive income	1,736	3,230
Cumulative preferred distributions	(175,931)	(153,521)
Cumulative common distributions	(2,799,095)	(2,632,522)
Total shareholders’ equity	3,015,721	3,091,931
	$5,329,970	$5,548,370

(1)         At September 30, 2010, each of our 289 hotels is included in one of 11 operating agreements; 197 of these hotels are leased to our taxable REIT subsidiaries and managed by independent hotel operating companies and 92 are leased to third parties. Our 185 travel centers are leased under two agreements. Our consolidated statements of income include hotel operating revenues and expenses of managed hotels and rental income from our leased hotels and travel centers.  Certain of our managed hotel portfolios had net operating results that were, in the aggregate, $18,573 and $16,287 less than the minimum returns due to us in the three months ended September 30, 2010 and 2009, respectively, and $59,322 and $46,585 less than the minimum returns due to us in the nine months ended September 30, 2010 and 2009, respectively.  We reflect these amounts in our consolidated statements of income as a reduction to hotel operating expenses when the minimum returns were funded by the manager of these hotels under the terms of our operating agreements, or in the case of our Marriott No. 3 agreement, applied from the security deposit we hold.

(2)         As permitted under the previously announced rent deferral agreement, TA elected to defer rent of $15,000, or $0.12 per share, and $15,000, or $0.13 per share, during the three months ended September 30, 2010 and 2009, respectively.  During the nine months ended September 30, 2010 and 2009, TA elected to defer rent of $45,000, or $0.36 per share, and $45,000, or $0.44 per share, respectively.  As of September 30, 2010, TA has deferred rent totaling $135,000 under this agreement.  We have not recognized any deferred rents as revenue due to uncertainties regarding future payments of these amounts by TA.  Under the terms of the agreement, interest began to accrue on deferred amounts outstanding on January 1, 2010, at 1% per month, and we received and recorded $3,750, or $0.03 per share, and $9,900, or $0.08 per share, of income for the three and nine months ended September 30, 2010, respectively, which has been reflected as rental income in our consolidated statements of income as required under GAAP.

(3)         Various percentages of total sales at our hotels are escrowed as reserves for future renovations or refurbishment, or FF&E reserve escrows.  We own all the FF&E escrows for our hotels.  We report deposits by our third party tenants into the escrow accounts as FF&E reserve income.  We do not report the amounts which are escrowed as FF&E reserves for our managed hotels as FF&E reserve income.

(4)         During the third quarter of 2009, we recorded a $11,209, or $0.09 per share, gain on the extinguishment of debt relating to our repurchase of $175,420 face amount of our 3.8% convertible senior notes for a purchase price of $159,532 excluding accrued interest.  The gain on extinguishment of debt is net of unamortized issuance costs and discounts of $9,534 and a portion of the allocated equity component of $4,854.  For the nine months ended September 30, 2010, we recorded a $6,720, or $0.05 per share, loss on the extinguishment of debt relating to our repurchase of $185,696 face amount of our 3.8% convertible senior notes due 2027 for an aggregate purchase price of $185,626, excluding accrued interest.  The loss on extinguishment of debt is net of unamortized issuance costs and discounts of $7,260, $1,058 of the equity component of the notes and $588 of transaction costs.  For the nine months ended September 30, 2009, we recorded a $51,097, or $0.50 per share, gain on the extinguishment of debt relating to our repurchase of $367,421 face amount of our 3.8% convertible senior notes and various issues of our senior notes for an aggregate purchase price of $303,341 excluding accrued interest.  The gain on extinguishment of debt is net of unamortized issuance costs and discounts of $17,837 and a portion of the allocated equity component on the convertible notes of $4,854.

(5)         In connection with a decision to pursue the sale of our Crowne Plaza® hotels in Hilton Head, SC and Dallas, TX and our Holiday Inn® hotel in Memphis, TN, we recorded a $16,384, or $0.13 per share, loss on asset impairment in the second quarter of 2010 to reduce the carrying value of these hotels to their estimated net realizable value less costs to sell.  Our Staybridge Suites® hotel in Dallas, TX, is also being offered for sale but we estimate the net realizable value less costs to sell of this hotel is greater than its carrying value.

(6)         We compute FFO as shown above. Our calculation of FFO differs from the definition of FFO by the National Association of Real Estate Investment Trusts, or NAREIT, because we include deferred percentage rent (see Note 7) and exclude gain (loss) on early extinguishment of debt (see Note 4) and loss on asset impairment (see Note 5).  We consider FFO to be an appropriate measure of performance for a REIT, along with net income and cash flows from operating, investing and financing activities. We believe that FFO provides useful information to investors because by excluding the effects of certain historical costs, such as depreciation expense, it may facilitate comparison of operating performance among REITs. FFO does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity. FFO is among the important factors considered by our Board of Trustees when determining the amount of distributions to shareholders. Other important factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving credit facility and public debt covenants, the availability of debt and equity capital to us and our expectation of our future capital needs and operating performance.  Also, other REITs may calculate FFO differently than we do.

(7)         In calculating net income we recognize percentage rental income received for the first, second and third quarters in the fourth quarter, which is when all contingencies are met and the income is earned. Although we defer recognition of this revenue until the fourth quarter for purposes of calculating net income, we include these amounts in the calculation of FFO for each quarter of the year. The fourth quarter FFO calculation excludes the amounts recognized during the first three quarters.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THE FOREGOING PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON HPT’S CURRENT BELIEFS AND EXPECTATIONS.  HOWEVER, THESE FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE NOT GUARANTEED TO OCCUR AND THEY MAY NOT OCCUR FOR VARIOUS REASONS, SOME OF WHICH ARE BEYOND HPT’S CONTROL.  FOR EXAMPLE:

•                  THIS PRESS RELEASE REFERS TO A RENT DEFERRAL AGREEMENT WHICH HPT HAS ENTERED WITH TA.  THE DESCRIPTION OF THIS ARRANGEMENT AS A DEFERRAL AGREEMENT MAY IMPLY THAT RENT AMOUNTS WHICH ARE NOT PAID WILL BE LATER PAID.  IN FACT, SINCE ITS FORMATION, TA HAS NOT PRODUCED CONSISTENT OPERATING PROFITS.  IF THE U.S. ECONOMY DOES NOT IMPROVE FROM CURRENT LEVELS OF COMMERCIAL ACTIVITY IN A REASONABLE TIME PERIOD, IF THE PRICE OF DIESEL FUEL INCREASES SIGNIFICANTLY OR FOR VARIOUS OTHER REASONS, TA MAY BECOME UNABLE TO PAY ITS FULL CONTRACTUAL RENTS TO HPT, INCLUDING THE DEFERRED AMOUNTS.

•                  THIS PRESS RELEASE STATES THAT HPT EXPECTS THAT MARRIOTT WILL CONTINUE TO PAY HPT THE NET CASH FLOWS FROM OPERATIONS OF THE HOTELS INCLUDED IN THE DEFAULTED CONTRACTS.  THIS EXPECTATION IS BASED UPON STATEMENTS MADE BY MARRIOTT TO HPT.  HOWEVER, MARRIOTT MAY BECOME UNABLE TO MAKE SUCH PAYMENTS IF ITS OWN FINANCIAL CONDITION DETERIORATES OR MARRIOTT MAY REFUSE TO MAKE THESE PAYMENTS FOR SOME OTHER REASON.  HPT HAS CERTAIN CONTRACTUAL RIGHTS TO RECEIVE THESE PAYMENTS BUT COMPANIES WHICH HAVE DEFAULTED PAYMENT OBLIGATIONS OFTEN REFUSE TO MAKE ANY PAYMENTS, AND HPT CAN PROVIDE NO ASSURANCE WITH REGARD TO MARRIOTT’S FUTURE ACTIONS.

•                  THIS PRESS RELEASE STATES THAT HPT EXPECTS THAT THE SECURITY DEPOSITS IT HOLDS FROM MARRIOTT AND CRESTLINE ARE IN AMOUNTS WHICH WILL EXCEED THE 2010 SHORTFALL OF PAYMENTS IT EXPECTS TO RECEIVE UNDER THE DEFAULTED CONTRACTS.  THIS EXPECTATION IS BASED UPON CASH FLOW PROJECTIONS PREPARED BY MARRIOTT AND REVIEWED BY HPT AND HPT’S OWN PROJECTIONS.  BOTH MARRIOTT’S AND HPT’S HISTORICAL PROJECTIONS OF HOTEL CASH FLOWS HAVE, AT TIMES, PROVED INACCURATE.  IF THE U.S. ECONOMY DOES NOT MATERIALLY IMPROVE IN A REASONABLE TIME PERIOD OR IF THE TRAVEL INDUSTRY SUFFERS SIGNIFICANT ADDITIONAL DECLINES BECAUSE OF ACTS OF TERRORISM OR FOR

OTHER REASONS, THE ACTUAL CASH FLOWS FROM THESE HOTELS MAY BE LESS THAN THE AMOUNTS PROJECTED AND MAY BE LOWER BY A MATERIAL AMOUNT.

•                  THIS PRESS RELEASE STATES THAT HPT IS HOLDING AND HAS APPLIED OR MAY APPLY SECURITY DEPOSITS TO COVER THE SHORTFALL OF THE PAYMENTS IT HAS RECEIVED OR EXPECTS TO RECEIVE UNDER THE DEFAULTED HOTEL CONTRACTS COMPARED TO THE MINIMUM PAYMENTS DUE TO HPT UNDER THESE CONTRACTS.  THE SECURITY DEPOSITS WHICH HPT IS HOLDING ARE IN LIMITED AMOUNTS:  APPROXIMATELY $15.0 MILLION FOR THE MARRIOTT NO. 3 CONTRACT AND APPROXIMATELY $11.2 MILLION FOR THE MARRIOTT NO. 4 CONTRACT AS OF NOVEMBER 7, 2010.  AS DISCUSSED ABOVE, THERE CAN BE NO ASSURANCE REGARDING THE AMOUNTS OF PAYMENTS HPT MAY RECEIVE UNDER THE DEFAULTED CONTRACTS IN THE FUTURE; AND FUTURE SHORTFALLS MAY EXCEED THE AMOUNTS OF THE SECURITY DEPOSITS HPT HOLDS.  MOREOVER, THESE SECURITY DEPOSITS ARE NOT ESCROWED OR OTHERWISE SEGREGATED FROM HPT’S OTHER ASSETS AND LIABILITIES; ACCORDINGLY, WHEN HPT APPLIES THESE SECURITY DEPOSITS TO COVER MINIMUM PAYMENTS DUE, IT WILL RECORD INCOME BUT IT WILL NOT RECEIVE CASH FLOW.

•                  THIS PRESS RELEASE STATES THAT A DECISION HAS BEEN MADE TO PURSUE THE SALE OF FOUR HOTELS AND HAS REDUCED THE CARRYING VALUE OF THREE OF THESE HOTELS TO THEIR ESTIMATED NET REALIZABLE VALUE LESS COSTS TO SELL.  IN FACT, HPT MAY BE UNABLE TO SELL THE HOTELS OR MAY SELL THE HOTELS AT AN AMOUNT THAT IS LESS THAN THEIR ADJUSTED CARRYING VALUE.  ALSO, POSSIBLE IMPLICATIONS OF THESE STATEMENTS MAY BE THAT HPT HAS DECIDED NOT TO SELL OTHER HOTELS OR THAT ADDITIONAL IMPAIRMENT LOSSES OR LOSSES WHEN THESE HOTELS ARE COMPLETED MAY NOT OCCUR.  IN FACT HPT IS CONSIDERING THE POSSIBLE SALE OF ADDITIONAL HOTELS; A DECISION TO SELL ADDITIONAL HOTELS MAY RESULT IN ADDITIONAL IMPAIRMENT LOSSES AND THE ACTUAL SALE OF HOTELS FOR LESS THAN THEIR IMPAIRED VALUES COULD RESULT IN ADDITIONAL LOSSES.

FOR THESE REASONS, AMONG OTHERS, INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON THE FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE.

OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS ARE DESCRIBED MORE FULLY UNDER “RISK FACTORS” IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2009.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

(end)